SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2014 (June 24, 2014)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

16413 North 91st Street
Suite C135
Scottsdale, AZ 85260
Tel. (480) 344-7770
 (Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.
Form 8-K
Current Report

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On June 24, 2014, Cameron Robb (“Mr. Robb”) resigned from his position as Chief Financial Officer of the Company. Mr. Robb shall remain in his positions as President, Chief Executive Officer, Treasurer, Secretary and a Director of the Company. Mr. Robb’s resignation as Chief Financial Officer of the Company did not involve any disagreement with the Company on any matter relating to the Company's operations, policies, practices, or otherwise.

On June 24, 2014, Christopher Larson (“Mr. Larson”), a current Director of the Company, was appointed as Chief Financial Officer of the Company to serve for a term of one year and until his successor is duly appointed.  On June 24, 2014, Mr. Larson accepted such appointment.  Mr. Larson’s biography was previously filed with the SEC on April 25, 2014 as part of our Current Report on Form 8-K and is incorporated herein by reference.

On June 24, 2014, James S. Tonkin (“Mr. Tonkin”), was appointed as a Director of the Company to serve until the next annual meeting of shareholders and until his successor is duly appointed.  On June 24, 2014, Mr. Tonkin accepted such appointment.

The biography for Mr. Tonkin is set forth below:

JAMES S. TONKIN is a private sector brand marketing and development professional who has designed and implemented national infrastructure in the food and beverage industry. Mr. Tonkin has successfully created and implemented business and financial strategies for domestic and international firms focusing on: production and manufacturing; branding; sales; marketing; and distribution. In the last 15 years, Mr. Tonkin has promoted brand and marketing programs for many clients in the bottled water and functional food/beverage industries.

Mr. Tonkin began his career serving as Vice President and General Manager of a West Coast 7–Up Bottler from 1973 until 1982 where he produced, marketed and distributed carbonated soft drink brands including 7-UP, A&W Root Beer, Crush and Clearly Canadian. Mr. Tonkin then successfully pioneered both a domestic cheese production-distribution facility in northern California and a snack chip company known as Buffalo Chips from 1982 until 1983. Turning his interest back to healthier beverages, he became V.P. Marketing and Sales for the first ‘new age’ beverage in the U.S in 1983, Napa Naturals, which innovatively married natural white grape juice, natural flavoring and sparkling mineral water. Starting a private consultancy in 1986 called Healthy Brand Builders, Mr. Tonkin focused on brand management, sales and marketing. His industry expertise and innovative style provided the opportunity to work with many companies over his consulting career including Essentia Water, a nationally recognized structured water, Bio Essentials an innovative glucosamine beverage for joint health. Since 2008, Mr. Tonkin served on the Board of Advisors for Zico. The Company believed that Mr. Tonkin would be a valuable member of the Board of Directors based on his experience in branding and marketing in the beverage industry.

Family Relationships

There is no family relationship between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: July 3, 2014	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer

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